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                                                                    EXHIBIT 15.1


June 8, 1998
To the Stockholders and Board of Directors of United Stationers Inc.



    We are aware of the incorporation by reference in the Pre-effective Amendment No. 2 to the Registration Statement (Form S-3) of United Stationers Inc. dated June 9, 1998 for the registration of 2,673,641 shares of its common stock of our report dated April 24, 1998 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Form 10-Q for the quarter ended March 31, 1998.


                                          /s/ ERNST & YOUNG LLP